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                                                                   Exhibit 10.24


             NONCOMPETE, NON-SOLICITATION, PROPRIETARY INFORMATION,
                    CONFIDENTIALITY AND INVENTIONS AGREEMENT

        This Agreement is made as of August 31, 1998, by and between Nextera Enterprises, L.L.C., a Delaware limited liability company, and the undersigned Executive. In consideration of the employment and continued employment of Executive by Nextera Enterprises L.L.C., its successors, subsidiaries and affiliates (collectively, "Nextera"), the Executive agrees to certain restrictions on activities necessary to avoid conflicts of interest, ensure the exclusivity of Executive's services and protect the goodwill, confidential information, and legitimate business interests of Nextera and its clients. To further these objectives, the Executive agrees to comply with the following provisions of this Agreement ("Agreement") as follows:

NONCOMPETE/EXCLUSIVITY

        1.     During the period of employment by Nextera:

               (a) the Executive will devote substantially all of the Executive's business time to the business of Nextera in accordance with Section 5 of the Executive's Employment Agreement with SC/NE, LLC of even date herewith;

               (b) will not engage in any business activity, current or proposed, which competes with the services or products being developed, marketed or sold by Nextera;

               (c) will not, without prior written consent of Nextera, invest in, enter into or assist any venture, enterprise, or endeavor which competes or intends to compete with Nextera, other than as a less than five percent (5%) stockholder of a publicly held company or a stockholder of a publicly held company which derives none or an immaterial portion (i.e., less than ten percent (10%)) of its revenues from services which compete with the services of Nextera

        2. The Executive represents that, to the best of the Executive's knowledge, employment by Nextera will not conflict with any agreement to which the Executive is subject.

NON-SOLICITATION

        1. The Executive acknowledges that the names and details of the firms with whom he has dealings while employed by Nextera constitute trade secrets belonging to Nextera. In order to preserve Nextera's trade secrets, during employment with Nextera and for a period of two years after termination of the Executive's employment with Nextera for any reason:




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               (a)     the Executive will not solicit or cause to be solicited,
                       or aid in the solicitation of business from firms for which the Executive did work or from whom the Executive actively solicited business during the Executive's employment with Nextera or any of its subsidiaries or affiliates;

               (b) the Executive will not directly or indirectly contact or solicit any employee of Nextera with regard to present, future or contemplated employment opportunities on behalf of himself, or any other person, firm, corporation, governmental agency or other entity.

PROPRIETARY INFORMATION

        1. Proprietary Information refers to any information, not generally known in the relevant trade or industry, which was obtained from Nextera or any of its clients, past, present, or prospective, other than information that is or becomes known to the public or trade through no breach of this Agreement by the Executive.

        2. Proprietary Information includes, but is not limited to, the following items, whether or not labeled as such: customer lists, notes, drawings and writings; computer programs (including source and object codes), algorithms, systems, tools, spreadsheets, related documentation such as user manuals, functional and technical specifications, system descriptions, program documentation, output reports, terminal displays, and data file contents; plans, process and preparations for Nextera's current and proposed business activities; discoveries, inventions, developments, ideas, research, engineering, designs, and products; projects and improvements made or conceived in connection with Nextera's customer and prospective customer's lists; and marketing and financial data of Nextera and its clients.

        3. The Executive agrees not to disclose the existence of or contents of any documents, records, discs, tapes, and other media that contain Proprietary Information, and will not copy or remove any such material from Nextera or its client's premises, except as required by the Executive's duties or as approved by an authorized officer of Nextera.

        4. The Executive agrees to comply with all restrictions and regulations of Nextera's clients concerning any and all information such clients deem proprietary or confidential.

        5. The Executive agrees that any material relating to any matter within the scope of the business of Nextera, and any materials of clients of Nextera, is and shall remain the property of Nextera or such clients, as the case may be, and that upon termination of employment or at any earlier time as requested by Nextera, the Executive will immediately deliver such material and all copies in Executive's possession or control to Nextera or such clients, as the case may be.



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        6.     Nextera may provide the Executive with equipment (portable personal computer, software, etc.) for Executive's use in the course of employment by Nextera. The Executive acknowledges that any such equipment will remain the exclusive property of Nextera, and the Executive agrees to deliver such equipment to Nextera, as directed by Nextera, upon termination of employment for any reason, or at any time upon request of Nextera.

CONFIDENTIALITY

        1. Except in connection with the Executive's duties for Nextera, the Executive will not use or disclose to anyone outside Nextera, and will not use any Proprietary Information or material relating to the business of Nextera, or its clients, either during or after employment by Nextera, except with the written permission of Nextera.

        2. The Executive will not disclose to Nextera, and will not induce Nextera to use any confidential information or material belonging to others where such disclosure would, to the Executive's knowledge, violate any rights of, or any duty owing to, a third party.

        3. The Executive agrees not to discuss any information or respond to any inquiries from the press or other information agencies regarding Nextera without the express permission of Nextera, other than responding in the ordinary course of business to inquiries regarding the consulting industry generally or work done for clients of SC/NE, LLC.

        4. The Executive shall be permitted to give testimony and appear as a witness in any proceeding in which such testimony or appearance is required by law, provided the Executive reasonably furnishes notice to Nextera in order to enable Nextera to seek a protective order, if applicable.

INVENTIONS

        1. The Executive agrees to disclose promptly and fully to Nextera all developments, inventions, discoveries, improvements, and proposals for new programs, systems, services, products, tools, or business endeavors which are related to any business activity by Nextera, current or proposed (collectively called "Developments").

        2. The Executive hereby assigns to Nextera the Executive's entire right, title, and interest in each and every work product or Development related to any business activity by Nextera, current or proposed (collectively called "Work Product"):

               (a) made, developed or conceived solely by the Executive or jointly with others during or in the course of the Executive's employment by Nextera,



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               (b)     made, developed or conceived wholly or partially as the
                       result of any task assigned to the Executive or any work performed by the Executive for or on behalf of Nextera or its clients, and/or

               (c) made or developed with the use of Nextera facilities or equipment.

        3. The Executive agrees to grant to Nextera a right of first refusal to market on a mutually agreed royalty basis, and a perpetual non-exclusive license to use, each and every Work Product or Development made, developed or conceived by the Executive during employment by Nextera which is not covered under the preceding paragraph.

        4. During employment with Nextera, the Executive agrees to provide Nextera with copies of any manuscripts produced by the Executive relating to the business of Nextera or which refers to Nextera in any manner for approval by Nextera prior to submission for publication.

        5. The Executive does not, however, assign any Developments, if any, relating in any way to Nextera business which were made prior to employment with Nextera, which Developments, if any, are identified on Exhibit A, attached to this Agreement.

GENERAL

        1. The Executive's obligations under this Agreement shall survive the termination of employment. The Executive understands that this Agreement does not create an obligation of Nextera or any other party to continue employment.

        2. Nextera shall have the unrestricted right to assign this Agreement to its parent company, its affiliates, and any and all successors in interest.

        3. It is agreed that Nextera may inform any person or entity subsequently employing or evidencing an intention to employ, Executive of the nature of the information Nextera asserts to be confidential, and may inform said person or entity of the existence of this Agreement, and provide to such persons or entity a copy of this Agreement.

        4. Any breach of this Agreement by the Executive may cause irreparable damage, and in the event of such a breach, Nextera shall have, in addition to any remedies at law, the right to an injunction to prevent or restrain a breach of the Executive's obligations hereunder.

        5. Nextera's failure to exercise any rights under this Agreement does not constitute a waiver of such right in the event of a subsequent violation of this Agreement.



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        6.     This Agreement shall be governed by the laws of the state of
               Executive's employment.

        7. In the event a court of competent jurisdiction shall determine that any provision in this Agreement is too restrictive in scope or duration, then that court shall have the power to alter such provision to make it enforceable to the fullest extent permitted by law. Such a determination shall not have the effect of rendering any other provision herein contained invalid.







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        INTENDING TO BE LEGALLY BOUND by this Agreement and IN WITNESS THEREOF, the undersigned parties have executed this Agreement as of this 31st day of August, 1998.

                                             /s/ ROGER BROSSY
                                             -----------------------------------
                                             Roger Brossy



ACCEPTED:

NEXTERA ENTERPRISES, L.L.C.


/s/ MICHAEL P. MULDOWNEY
-----------------------------------
By:  Michael P. Muldowney
Its: Chief Financial Officer





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